Exhibit 99.1

Media Contact	Investor Contact
Audria Belton	Jennifer Demba
Media Relations	Investor Relations
media@synovus.com	investorrelations@synovus.com
Synovus announces earnings for the second quarter 2023
Diluted earnings per share of $1.13 vs. $1.16 in 2Q22
Adjusted diluted earnings per share of $1.16 vs. $1.17 in 2Q22

COLUMBUS, Ga., July 19, 2023 - Synovus Financial Corp. (NYSE: SNV) today reported financial results for the quarter ended June 30, 2023. “Our second quarter financial performance reflects the strength and resiliency of our team, with pre-provision net revenue growing 8% year over year and adjusted return on tangible common equity at 18%,” said Synovus Chairman, CEO and President Kevin Blair. “Strong deposit production, increased capital levels and stability in credit metrics, as we saw during the second quarter, all serve as mitigants to the risks of an environment with heightened levels of volatility and uncertainty. And as we position the company for sustainable, long-term growth, we’re proactively optimizing the balance sheet, we’ve adjusted revenue expectations in response to slower economic growth trends and deposit remixing, and we’ve significantly reduced expense growth. Even as we execute amid lingering challenging market conditions, we remain fully dedicated to providing reliable and innovative financial solutions to our clients. Their trust and confidence in our institution have been paramount to our growth and sustained performance.”

Second Quarter 2023 Highlights
•Total revenue of $567.8 million increased $45.2 million, or 9%, compared to the second quarter 2022, driven by net interest income growth of 7%, in addition to growth in core client fee income, excluding mortgage, of 7% year-over-year.
•Pre-provision net revenue of $260.6 million increased $20.0 million, or 8%, compared to the second quarter 2022.
•Period-end loans increased $308.6 million sequentially, primarily driven by fundings of existing CRE commitments and growth in consumer loans, somewhat offset by lower utilization from C&I commitments.
•Total deposits increased $126.5 million sequentially and included remixing due to the rate environment.
•Credit quality metrics at solid levels with a net charge-off ratio of 0.24%, a modest increase in the ACL ratio to 1.19%, and broader stable performance across the loan portfolio, asset types, and industries.
•Preliminary CET1 ratio of 9.85% increased 8 bps sequentially as capital generation continued to support client loan growth while also buffering capital levels given economic uncertainty.

Second Quarter Summary

	Reported			Adjusted
(dollars in thousands)	2Q23	1Q23	2Q22	2Q23	1Q23	2Q22
Net income available to common shareholders	$165,819	$193,868	$169,761	$169,526	$195,276	$171,018
Diluted earnings per share	1.13	1.32	1.16	1.16	1.33	1.17
Total revenue	567,807	613,877	522,654	567,347	599,469	526,854
Total loans	44,353,537	44,044,939	41,204,780	N/A	N/A	N/A
Total deposits	50,080,392	49,953,936	49,034,700	N/A	N/A	N/A
Return on avg assets	1.15%	1.36%	1.26%	1.18%	1.37%	1.27%
Return on avg common equity	15.5	19.2	16.5	15.8	19.4	16.6
Return on avg tangible common equity	17.7	21.9	18.8	18.1	22.1	19.0
Net interest margin	3.20	3.43	3.22	N/A	N/A	N/A
Efficiency ratio-TE(1)(2)	53.99	52.33	53.87	52.57	50.48	53.43
NCO ratio-QTD	0.24	0.17	0.16	N/A	N/A	N/A
NPA ratio	0.59	0.41	0.33	N/A	N/A	N/A
(1) Taxable equivalent
(2) Adjusted tangible efficiency ratio

Balance Sheet

Loans*

(dollars in millions)	2Q23	1Q23	Linked Quarter Change	Linked Quarter % Change	2Q22	Year/Year Change	Year/Year % Change
Commercial & industrial	$22,531.2	$22,600.2	$(68.9)	—%	$20,778.3	$1,752.9	8%
Commercial real estate	13,293.9	12,996.8	297.1	2	11,503.4	1,790.5	16
Consumer	8,528.4	8,448.0	80.4	1	8,923.0	(394.6)	(4)
Total loans	$44,353.5	$44,044.9	$308.6	1%	$41,204.8	$3,148.8	8%

*Amounts may not total due to rounding

•Total loans ended the quarter at $44.35 billion, up $308.6 million sequentially.
•Commercial and industrial (C&I) loans decreased $68.9 million sequentially, primarily driven by lower utilization from existing commitments and a strategic decline in syndicated loans.
•CRE loans increased $297.1 million sequentially, mostly due to draws on existing multi-family commitments and continued low levels of pay-offs.
•Consumer loans increased $80.4 million sequentially, largely a result of growth in portfolio mortgages somewhat offset by continued third-party decline from runoff.

Deposits*

(dollars in millions)	2Q23	1Q23	Linked Quarter Change	Linked Quarter % Change	2Q22	Year/Year Change	Year/Year % Change
Non-interest-bearing DDA	$12,945.5	$13,827.6	$(882.0)	(6)%	$15,781.1	$(2,835.6)	(18)%
Interest-bearing DDA	6,255.3	5,841.0	414.3	7	6,327.1	(71.7)	(1)
Money market	10,803.7	11,776.0	(972.3)	(8)	13,793.0	(2,989.3)	(22)
Savings	1,222.9	1,312.7	(89.8)	(7)	1,498.7	(275.9)	(18)
Public funds	7,031.4	6,888.2	143.2	2	5,863.9	1,167.5	20
Time deposits	5,291.8	4,060.3	1,231.5	30	2,147.8	3,144.1	146
Brokered deposits	6,529.8	6,248.3	281.5	5	3,623.1	2,906.7	80
Total deposits	$50,080.4	$49,953.9	$126.5	—%	$49,034.7	$1,045.7	2%

*Amounts may not total due to rounding

•Total deposits ended the quarter at $50.08 billion, up $126.5 million sequentially
◦ Money market deposits were primarily impacted by the continued shifting to time deposits.
◦Non-interest-bearing DDAs were impacted by pressures from seasonal cash deployment of excess funds and continued pressures from the higher rate environment.
•Total deposit costs increased 51 bps sequentially to 1.95% and were impacted by the anticipated pricing lags on core interest-bearing deposits (excludes brokered deposits) as well as the decline in non-interest-bearing DDAs.

Income Statement Summary**

(in thousands, except per share data)	2Q23	1Q23	Linked Quarter Change	Linked Quarter % Change	2Q22	Year/Year Change	Year/Year % Change
Net interest income	$455,531	$480,751	$(25,220)	(5)%	$425,388	$30,143	7%
Non-interest revenue	112,276	133,126	(20,850)	(16)	97,266	15,010	15
Non-interest expense	307,181	321,852	(14,671)	(5)	282,051	25,130	9
Provision for (reversal of) credit losses	38,881	32,154	6,727	21	12,688	26,193	206
Income before taxes	$221,745	$259,871	$(38,126)	(15)%	$227,915	$(6,170)	(3)%
Income tax expense	47,801	57,712	(9,911)	(17)	49,863	(2,062)	(4)
Net income	173,944	202,159	(28,215)	(14)	178,052	(4,108)	(2)
Less: Net income (loss) attributable to noncontrolling interest	(166)	—	(166)	NM	—	(166)	NM
Net income attributable to Synovus Financial Corp.	174,110	202,159	(28,049)	(14)	178,052	(3,942)	(2)
Less: Preferred stock dividends	8,291	8,291	—	—	8,291	—	—
Net income available to common shareholders	$165,819	$193,868	$(28,049)	(14)%	$169,761	$(3,942)	(2)%
Weighted average common shares outstanding, diluted	146,550	146,727	(177)	—%	146,315	235	—%
Diluted earnings per share	$1.13	$1.32	$(0.19)	(14)	$1.16	$(0.03)	(3)
Adjusted diluted earnings per share	1.16	1.33	(0.17)	(13)	1.17	(0.01)	(1)
Effective tax rate	21.56%	22.21%			21.88%

**    Amounts may not total due to rounding

Core Performance

•Net interest income of $455.5 million was down $25.2 million sequentially, or 5%, and increased $30.1 million, or 7%, compared to the second quarter 2022.
◦The quarter-over-quarter decline was largely driven by increases in deposit costs and negative re-mixing in non-interest-bearing DDA deposits partially offset by higher asset yields and earning asset growth.
▪Net interest margin was 3.20%, down 23 bps sequentially, impacted by the same factors mentioned above.
◦The year-over-year increase resulted primarily from loan growth and interest rate increases somewhat offset by higher deposit costs and negative remixing from non-interest DDA deposits.
•Non-interest revenue decreased $20.9 million, or 16%, sequentially and increased $15.0 million, or 15%, compared to the second quarter 2022. Adjusted non-interest revenue decreased $6.9 million, or 6%, sequentially and increased $10.2 million, or 10%, compared to the second quarter 2022.
◦The quarter-over-quarter decrease was impacted by the prior quarter's $13.1 million one-time benefit from the recovery of a non-performing asset related to the regulatory approval of our Qualpay investment and strong growth in capital markets income in the first quarter 2023, which normalized this quarter.
◦The year-over-year increase primarily related to higher wealth revenue from diverse sources including fees from short-term liquidity management products and a $7 million write-down in the second quarter 2022 on a minority tech investment.
•Non-interest expense decreased $14.7 million, or 5%, sequentially and increased $25.1 million, or 9%, compared to the second quarter 2022. Adjusted non-interest expense decreased $3.8 million, or 1%, sequentially and increased $17.0 million, or 6%, compared to the second quarter 2022.
◦The quarter-over-quarter decrease was largely due to the previous quarter's $16.8 million loss associated with the move of third-party consumer loans to held for sale in addition to seasonally elevated personnel expense in the first quarter 2023.
◦The year-over-year increase primarily resulted from new business initiatives and infrastructure investments as well as investments in our workforce and higher FDIC insurance and healthcare costs.
•Overall credit performance and the credit quality of our recent originations was solid. The non-performing loan and asset ratios both moved to 0.59%; the net charge-off ratio for the quarter was 0.24%, and total past dues were 0.19% of total loans outstanding.
•Provision for credit losses of $38.9 million increased $6.7 million sequentially and increased $26.2 million compared to the second quarter 2022.
◦Drivers of the quarter-over-quarter increase included higher net charge-offs and a modest increase of 2 bps in the allowance for credit losses coverage ratio (to loans).
◦Drivers of the year-over-year increase largely included an 8 bps increase in the allowance for credit losses coverage ratio (to loans), which resulted from deterioration in forecasted economic scenarios mostly offset by continued solid loan portfolio performance, and higher net charge-offs.

Capital Ratios

	2Q23		1Q23	2Q22
Common equity Tier 1 capital (CET1) ratio	9.85%	*	9.77%	9.46%
Tier 1 capital ratio	10.88	*	10.81	10.56
Total risk-based capital ratio	12.79	*	12.72	12.43
Tier 1 leverage ratio	9.23	*	9.14	9.03
Tangible common equity ratio	6.17		6.12	6.26
* Ratios are preliminary.

Capital

•Preliminary CET1 ratio improved 8 bps during the quarter to 9.85%, and the preliminary total risk-based capital ratio of 12.79% increased 7 bps from the previous quarter as core earnings continued to support capital generation.

Second Quarter Earnings Conference Call
Synovus will host an earnings highlights conference call at 8:30 a.m. ET on July 20, 2023. The earnings call will be accompanied by a slide presentation. Shareholders and other interested parties may listen to this conference call via simultaneous internet broadcast. For a link to the webcast, go to investor.synovus.com/event. The replay will be archived for 12 months and will be available 30-45 minutes after the call.

Synovus Financial Corp. is a financial services company based in Columbus, Georgia, with approximately $61 billion in assets. Synovus provides commercial and consumer banking and a full suite of specialized products and services, including private banking, treasury management, wealth management, mortgage services, premium finance, asset-based lending, structured lending, capital markets and international banking. Synovus has 246 branches in Georgia, Alabama, South Carolina, Florida and Tennessee. Synovus is a Great Place to Work-Certified Company and is on the web at synovus.com and on Twitter, Facebook, LinkedIn and Instagram.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, our expectations regarding our future operating and financial performance; expectations on our growth strategy, expense and revenue initiatives, capital management, balance sheet management, and future profitability; expectations on credit quality and performance; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2022, under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Non-GAAP Financial Measures

The measures entitled adjusted non-interest revenue, non-interest expense; adjusted revenue; adjusted tangible efficiency ratio; adjusted net income available to common shareholders; adjusted diluted earnings per share; adjusted return on average assets; adjusted return on average common equity; return on average tangible common equity; adjusted return on average tangible common equity; and tangible common equity ratio are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. The most comparable GAAP measures to these measures are total non-interest revenue; total non-interest expense; total revenue; efficiency ratio-TE; net income available to common shareholders; diluted earnings per share; return on average assets; return on average common equity; and the ratio of total Synovus Financial Corp. shareholders' equity to total assets, respectively.

Management believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus’ operating results, financial strength, the performance of its business, and the strength of its capital position. However, these non-GAAP financial measures have inherent limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of operating results or capital position as reported under GAAP. The non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies. Adjusted non-interest revenue and adjusted revenue are measures used by management to evaluate non-interest revenue and total revenue revenue exclusive of net investment securities gains (losses), fair value adjustment on non-qualified deferred compensation, and other items not indicative of ongoing operations that could impact period-to-period comparisons. Adjusted non-interest expense and the adjusted tangible efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. Adjusted net income available to common shareholders, adjusted diluted earnings per share, adjusted return on average assets, and adjusted return on average common equity are measures used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period-to-period comparisons. Return on average tangible common equity and adjusted return on average tangible common equity are measures used by management to compare Synovus’ performance with other financial institutions because it calculates the return available to common shareholders without the impact of intangible assets and their related amortization, thereby allowing management to evaluate the performance of the business consistently. The tangible common equity ratio is used by management to assess the strength of our capital position. The computations of these measures are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands)	2Q23	1Q23	2Q22

Adjusted non-interest revenue
Total non-interest revenue	$112,276	$133,126	$97,266
Investment securities (gains) losses, net	—	(1,030)	—
Recovery of NPA	—	(13,126)	—
Fair value adjustment on non-qualified deferred compensation	(1,598)	(1,371)	3,240
Adjusted non-interest revenue	$110,678	$117,599	$100,506

Adjusted non-interest expense
Total non-interest expense	$307,181	$321,852	$282,051
(Loss) gain on other loans held for sale	(2,360)	(16,750)	—
Gain (loss) on early extinguishment of debt	377	—	—
Restructuring (charges) reversals	110	733	1,850
Valuation adjustment to Visa derivative	(3,027)	—	(3,500)
Fair value adjustment on non-qualified deferred compensation	(1,598)	(1,371)	3,240
Adjusted non-interest expense	$300,683	$304,464	$283,641

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	2Q23	1Q23	2Q22
Adjusted revenue and tangible efficiency ratio
Adjusted non-interest expense	$300,683	$304,464	$283,641
Amortization of intangibles	(2,420)	(1,857)	(2,118)
Adjusted tangible non-interest expense	$298,263	$302,607	$281,523

Net interest income	$455,531	$480,751	$425,388
Total non-interest revenue	112,276	133,126	97,266
Total revenue	$567,807	$613,877	$522,654
Tax equivalent adjustment	1,138	1,119	960
Total TE revenue	568,945	614,996	523,614
Recovery of NPA	—	(13,126)	—
Investment securities losses (gains), net	—	(1,030)	—
Fair value adjustment on non-qualified deferred compensation	(1,598)	(1,371)	3,240
Adjusted revenue	$567,347	$599,469	$526,854
Efficiency ratio-TE	53.99%	52.33%	53.87%
Adjusted tangible efficiency ratio	52.57	50.48	53.43

Adjusted return on average assets
Net income	$173,944	$202,159	$178,052
Recovery of NPA	—	(13,126)	—
Loss (gain) on other loans held for sale	2,360	16,750	—
(Gain) loss on early extinguishment of debt	(377)	—	—
Restructuring charges (reversals)	(110)	(733)	(1,850)
Valuation adjustment to Visa derivative	3,027	—	3,500
Investment securities losses (gains), net	—	(1,030)	—
Tax effect of adjustments(1)	(1,193)	(453)	(393)
Adjusted net income	$177,651	$203,567	$179,309
Net income annualized	$697,687	$819,867	$714,165
Adjusted net income annualized	$712,556	$825,577	$719,206
Total average assets	$60,515,077	$60,133,561	$56,536,940
Return on average assets	1.15%	1.36%	1.26%
Adjusted return on average assets	1.18	1.37	1.27

Adjusted net income available to common shareholders and adjusted diluted earnings per share
Net income available to common shareholders	$165,819	$193,868	$169,761
Recovery of NPA	—	(13,126)	—
Loss (gain) on other loans held for sale	2,360	16,750	—
(Gain) loss on early extinguishment of debt	(377)	—	—
Restructuring charges (reversals)	(110)	(733)	(1,850)
Valuation adjustment to Visa derivative	3,027	—	3,500
Investment securities losses (gains), net	—	(1,030)	—
Tax effect of adjustments(1)	(1,193)	(453)	(393)
Adjusted net income available to common shareholders	$169,526	$195,276	$171,018
Weighted average common shares outstanding, diluted	146,550	146,727	146,315
Diluted earnings per share	$1.13	$1.32	$1.16
Adjusted diluted earnings per share	1.16	1.33	1.17

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	2Q23	1Q23	2Q22
Adjusted return on average common equity, return on average tangible common equity, and adjusted return on average tangible common equity
Net income available to common shareholders	$165,819	$193,868	$169,761
Recovery of NPA	—	(13,126)	—
Loss (gain) on other loans held for sale	2,360	16,750	—
(Gain) loss on early extinguishment of debt	(377)	—	—
Restructuring charges (reversals)	(110)	(733)	(1,850)
Valuation adjustment to Visa derivative	3,027	—	3,500
Investment securities losses (gains), net	—	(1,030)	—
Tax effect of adjustments(1)	(1,193)	(453)	(393)
Adjusted net income available to common shareholders	$169,526	$195,276	$171,018

Adjusted net income available to common shareholders annualized	$679,967	$791,953	$685,951
Amortization of intangibles, tax effected, annualized	7,344	5,699	6,471
Adjusted net income available to common shareholders excluding amortization of intangibles annualized	$687,311	$797,652	$692,422

Net income available to common shareholders annualized	$665,098	$786,242	$680,910
Amortization of intangibles, tax effected, annualized	7,344	5,699	6,471
Net income available to common shareholders excluding amortization of intangibles annualized	$672,442	$791,941	$687,381

Total average Synovus Financial Corp. shareholders' equity less preferred stock	$4,303,722	$4,088,777	$4,132,536
Average goodwill	(460,118)	(452,390)	(452,390)
Average other intangible assets, net	(36,738)	(26,245)	(32,387)
Total average Synovus Financial Corp. tangible shareholders' equity less preferred stock	$3,806,866	$3,610,142	$3,647,759
Return on average common equity	15.5%	19.2%	16.5%
Adjusted return on average common equity	15.8	19.4	16.6
Return on average tangible common equity	17.7	21.9	18.8
Adjusted return on average tangible common equity	18.1	22.1	19.0

(dollars in thousands)	June 30, 2023	December 31, 2022	June 30, 2022

Tangible common equity ratio
Total assets	$60,655,591	$59,731,378	$57,382,745
Goodwill	(475,573)	(452,390)	(452,390)
Other intangible assets, net	(61,538)	(27,124)	(31,360)
Tangible assets	$60,118,480	$59,251,864	$56,898,995

Total Synovus Financial Corp. shareholders’ equity	$4,782,528	$4,475,801	$4,584,438
Goodwill	(475,573)	(452,390)	(452,390)
Other intangible assets, net	(61,538)	(27,124)	(31,360)
Preferred Stock, no par value	(537,145)	(537,145)	(537,145)
Tangible common equity	$3,708,272	$3,459,142	$3,563,543
Total Synovus Financial Corp. shareholders’ equity to total assets ratio	7.88%	7.49%	7.99%
Tangible common equity ratio	6.17	5.84	6.26

(1) An assumed marginal tax rate of 24.3% for 2Q23 and 1Q23 and 23.8% for 2Q22 was applied.
Amounts may not total due to rounding